Exhibit 10(v)

AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

                 This Amendment No. 2 to Asset Purchase Agreement dated as of December 30, 2004 (“Amendment No. 2”) between Bausch & Lomb Incorporated, a New York corporation with its principal place of business at One Bausch & Lomb Place, Rochester, NY 14604-2701 (“Buyer”) and Pharmos Corporation, a Nevada corporation with its principal place of business at 99 Wood Avenue South, Suite 311, Iselin, NJ 08830 (“Seller”).

                 WHEREAS, Buyer and Seller entered into the Asset Purchase Agreement dated as of October 9, 2001, as amended by Amendment No. 1 to Asset Purchase Agreement dated as of December 28, 2001 (collectively the “Asset Purchase Agreement”); and

                 WHEREAS, Buyer and Seller desire to amend the Asset Purchase Agreement to provide the final amount of the First Contingent Payment and the final LE-T R&D Costs (each as defined in the Asset Purchase Agreement).

                 NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                 1. Defined Terms. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

                 2. Amendment of Asset Purchase Agreement. The parties hereby agree that the Asset Purchase Agreement shall be amended to provide that:

(i)	Pursuant to Section 2.7.1 of the Asset Purchase Agreement, the First Contingent Payment shall equal Twelve Million One Hundred Sixty Thousand Dollars ($12,160,000);

(ii)	Pursuant to Section 6.7.2 of the Asset Purchase Agreement, Buyer has provided Seller with the final accounting of the LE-T R&D Costs owed by Seller in the amount of One Million Five Hundred Thirty Two Thousand Five Hundred Twenty Eight Dollars ($1,532,528), which amount shall be credited to Buyer against the First Contingent Payment at the time the First Contingent Payment is paid; and

(iii)	Seller and Buyer agree that at the payment date, Buyer will remit the sum of $1,337,600 to Dr. Nicholas Boder, which represents 11% of the Section 2.7.1 of the Asset Purchase Agreement First Contingent Payment. Seller will secure the Acknowledgement and Receipt (Exhibit 1) from Dr. Bodor and transmit it to Buyer prior to Buyer releasing any funds.

3. Other Asset Purchase Agreement Provisions. Except as otherwise expressly provided in this Amendment No. 2, the provisions of the Asset Purchase Agreement remain in full force and effect.

                 4. Other Actions Necessary. At the reasonable request of one of the parties hereto, the other party shall execute any other documents or take any other reasonable actions necessary to effectuate this Amendment No. 2.

                 5. Binding Effect. This Amendment No. 2 shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

                 6. Amendments, Changes and Modifications. This Amendment No. 2 may not be amended, changed, modified, altered or terminated without the prior written consent of all of the parties hereto.

                 7. Applicable Law. This Amendment No. 2 shall be governed exclusively by the applicable laws of the State of New York without regard to its conflict of laws principles.

                 8. Execution of Counterparts. This Amendment No. 2 may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Asset Purchase Agreement as of the day and year first above written.

BAUSCH & LOMB INCORPORATED

By:	/s/	Stephen C.McCluski
Name: Stephen C. Mc Cluski
Title: Sr. VP & CFO

PHARMOS CORPORATION

By:	/s/	James A. Meer
Name: James A. Meer
Title:Vice President, CFO, Secretary & Treasurer
2

Exhibit 1 to Amendment No. 2 Asset Purchase Agreement

Pharmos Corporation

January 13, 2005

Dr. Nicholas Bodor
10101 Collins Avenue #4A
Bal Harbour, Fl 33154

Re: License Agreement 10/9/2001 among Dr. Bodor, Pharmos Corp and Bausch and Lomb

Dear Dr. Bodor:

Bausch and Lomb is preparing to make its First Contingent payment under its agreement with Pharmos Corporation. This triggers a payment to you under Section 2c of the above referenced License Agreement in the amount of $1,337,000, which is 11% of the First Contingent payment of $12,160,000.

Please acknowledge receipt of payment from Bausch and Lomb on behalf of Pharmos Corporation and the amount due under the referenced agreement.

In addition, please sign and return the copy of this letter in the enclosed envelope to acknowledge receipt of this letter.

Thank you,
Very truly yours,

James A. Meer
Vice President CFO, Secretary and Treasurer
Pharmos Corporation

Enclosure

_________________________	__________________
Nicholas Bodor	Date